Exhibit 99.1

TALOS ENERGY ANNOUNCES FIRST QUARTER 2020 FINANCIAL AND OPERATIONAL RESULTS AS WELL AS UPDATED 2020 GUIDANCE

Houston, Texas, May 6, 2020 – Talos Energy Inc. (“Talos,” or the “Company”) (NYSE: TALO) today announced its financial and operational results for the first quarter of 2020, provided an operations update and updated its 2020 guidance. Results for the first quarter of 2020 include one month of results from the Company’s recent acquisitions of affiliates of ILX Holdings, among other entities (the “Acquired Assets,” the “Acquisition,” or the “Transaction”), which closed on February 28, 2020.

Key Highlights:

•

Production of 58.1 thousand barrels of oil equivalent per day (“MBoe/d”), of which 70% was oil and 78% was liquids. March production, which included a full month of production from the Acquired Assets, averaged 70.3 MBoe/d.

•

Net Income of $157.7 million, or $2.69 earnings per share – diluted, and Adjusted Net Income(1) of $15.6 million, or $0.27 adjusted earnings per share – diluted. Net Income for the quarter includes approximately $55.3 million of non-cash income tax expenses.

•	Adjusted EBITDA(1) of $147.6 million. Adjusted EBITDA Margin(1) per Boe of $27.92, or 81%.

•	Capital expenditures, inclusive of plugging and abandonment costs, were $73.2 million.

•	Free Cash Flow(1) of $48.6 million.

•

Average realized oil price(3) of $44.72/Bbl before hedges and net of transport and quality deductions. The Company has approximately 10.3 million barrels of oil hedged for the remainder of 2020 with a weighted average price of $47.29 per barrel WTI.

•

Talos closed the acquisition of affiliates of ILX Holdings, among other entities, on February 28, 2020. The Acquired Assets generated average daily production of 19.7 MBoe/d for the full first quarter of 2020.

•

As of March 31, 2020, liquidity position of $593.4 million. Net Debt to LTM Adjusted EBITDA(1) was 1.5x. Inclusive of eleven months of Acquired Assets contribution, Net Debt to Credit Facility LTM Adjusted EBITDA(1), as determined in accordance with the Company’s credit agreement, would have been 1.2x.

(1)

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Credit Facility LTM Adjusted EBITDA and Net Debt to LTM Adjusted EBITDA are non-GAAP financial measures. See “Supplemental Non-GAAP Information” below for additional detail and reconciliations of GAAP to non-GAAP measures.

President and Chief Executive Officer Timothy S. Duncan commented: “Talos generated strong results in the first quarter of 2020, with solid production, healthy margins and material free cash flow. We’ve expanded our asset base and are beginning to realize the benefits of our recently-closed acquisition in March. However, the end of the quarter also brought unforeseen and unprecedented challenges to our industry, from the COVID-19 virus, the impact of a sudden and historic drop in global oil demand and concerns from Saudi Arabia and Russia oversupply in the early moments of the crisis. Despite these challenges, I’m proud of how we have responded and how we are maintaining the health of our Company.”

“First and foremost, we have kept our workforce safe with robust onboard screening and social distancing measures for our offshore workers while also having our corporate employees work from home. Second, we instituted cost cutting measures that provide material reductions from our initial 2020 guidance and our pro forma 2019 cost structure. We have reduced our 2020 capital program by approximately 40% and our operating and overhead cost structure by approximately 15% compared to pro forma 2019 levels, and we expect those levels to continue to improve throughout the year. We also increased the size of our hedge book, with approximately 80% of the mid-point of our updated 2020 oil production guidance hedged over the full year at a weighted average price for the remainder of the year of $47.29/bbl. The projects remaining in our capital program this year aim to utilize our infrastructure to continue to generate attractive economics even in the current commodity environment, continue to lower our unit operating cost structure and add collateral value as we move into the second half of the year.”

Duncan continued: “Although we expect the second quarter to be difficult for everyone in the oil and gas sector, we are positioning Talos to have a strong second half of 2020 and beyond. We will be prepared for whichever direction the commodity market turns, and we believe we will have positive free cash flow in 2020, inclusive of our hedges, in the current commodity price environment. I remain confident in our ability to create value during uncertain times.”

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Closing of Transformative Acquisition of U.S. Gulf of Mexico Properties

On February 28, 2020, Talos closed the acquisition of affiliates of ILX Holdings, among other entities. The preferred shares issued upon closing as a portion of the consideration automatically converted into 11.0 million common shares and are included in the 65.3 million common shares currently outstanding. For purposes of calculating basic and diluted earnings per common share, the 11.0 million common shares were considered outstanding as of February 28, 2020. Results for the first quarter of 2020 include approximately one month of impact from the Acquired Assets.

Health and Safety Response to COVID-19

At Talos, the number one priority is the health and safety of its employees, contractors, and the public. In response to the COVID-19 outbreak, Talos began implementing measures to ensure the health and safety of its employees and the safe continuation of operations. To date, the Company has had zero confirmed cases among its portfolio of 27 operated, manned platforms, validating the success of recently-implemented additional screening processes for offshore workforce prior to mobilizing to facilities, as well as daily temperature monitoring for all the over 400 offshore workers during their shifts offshore. Talos has also required office workers to work from home until restrictions are lifted. The Company is also working with contractors and suppliers to ensure critical supplies and resources are readily available with limited operational interruptions. Talos is fully committed to doing everything it can to keep the community and employees healthy and safe during this crisis.

Revised 2020 Operational and Financial Guidance

In response to recent events related to COVID-19 and the associated macro-economic impact, Talos has taken aggressive action to reduce operating and capital costs and to accelerate previously planned maintenance, where possible, to May and June, leading to various shut-ins in our operated assets. Additionally, the dramatic drop in oil price has led to a series of voluntary shut-ins in the second quarter in our non-operated assets. As a result, Talos has adjusted its previously-issued 2020 operational and financial guidance to reflect these revisions.

During the second quarter of 2020, Talos expects production shut-ins as a result of accelerated planned maintenance and facilities projects as well as shut-ins of both operated and non-operated production as a result of the current commodity price environment. Talos expects shut-in impacts to second quarter production of approximately 12.5 – 13.5 MBoe/d for the quarter, including 6.0 – 7.0 MBoe/d of accelerated planned maintenance and facilities-related shut-ins. The Company has not yet encountered any required production shut-ins resulting from midstream or storage capacity constraints. The Company’s estimates are based on currently available information and may materially change subsequently with future events. Talos will continue to evaluate voluntary production shut-ins as market conditions evolve and remains in close dialogue with partners, purchasers and other operators regarding production planning.

Talos’s updated guidance reflects over $30 million of further reductions between operating and capital costs from the Company’s March 23rd guidance as a result of lower service costs and improved operating efficiencies. The Company continues to monitor the market environment and will respond accordingly as conditions evolve moving forward. Based on the Company’s best estimates as of today, reflected in the updated guidance below, Talos expects to generate positive full-year 2020 free cash flow, inclusive of the Company’s hedge book, at current strip prices.

The following table reflects Talos’s expected updated guidance ranges for production and expenses as compared to the Company’s initial guidance released February 18, 2020:

		Original Guidance		Cumulative Reduction	Updated Guidance
		Low	High		Low	High
Production	Oil (MMBbl)	17.0	18.0	(1.5)	15.5	16.5
	Natural Gas (Bcf)	35.0	36.0	(2.5)	32.5	33.5
	NGL (MMBbl)	1.6	1.7	(0.2)	1.4	1.5
	Total (MMBoe)	24.4	25.7	(2.1)	22.3	23.6
	Avg Daily Production (MBoe/d)	66.8	70.2	(5.8)	61.0	64.4
Cash Expenses (US$ million)	Cash Operating Expenses(4)(5)	$300	$325	($25)	$275	$300
	G&A(5)(6)	$70	$75	($13)	$57	$62
Capex (US$ million)	Capital Expenditures(5)(7)(8)	$520	$545	($165)	$355	$380
Total Expenses (US$ million)		$890	$945	($203)	$687	$742

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Drilling and Exploration Activities – U.S. Gulf of Mexico

•

Claiborne Drilling Success: Following the previously announced drilling success of the third development well (MC 794 #3) in the Claiborne field, operations are ongoing to allow for first production by mid-year 2020. Talos owns a 25.3% working interest in the project. The Claiborne field is operated by Beacon Offshore Energy, and partners include affiliates of LLOG Exploration, Ridgewood Claiborne, LLC, a managed entity of Ridgewood Energy Corporation, Red Willow Offshore and CL&F Offshore.

•

Rig Activity: Talos initiated activity with the Helmerich & Payne 100 platform drilling rig and the Transocean Discover Inspiration ultra-deepwater drillship on April 17, 2020 and April 19, 2020, respectively. The platform rig will execute near-field exploitation drilling of the Kaleidoscope #1 well from the Company’s Green Canyon 18 platform. The deepwater drillship will execute the Bulleit completion and tie-back project and the Tornado waterflood project. Following completion of these previously-committed projects, Talos expects to release both rigs utilizing the flexibility provided by the short-term contracts.

•

Federal Lease Sale: On March 18, 2020, Talos was the apparent high bidder on 28,800 gross, 11,520 net acres in OCS Lease Sale 254 at an average cost of approximately $143/net acre. The Company’s successful bids included one block adjacent to its existing Amberjack facility in Mississippi Canyon that will aid in a future exploitation program as well as bids jointly submitted with BP on four blocks comprising 23,040 gross acres around the Antrim prospect, expanding a subsalt Miocene joint venture with BP that will be further evaluated when economic conditions improve.

Drilling and Exploration Activities – Mexico

•

Block 7: The unitization of the Zama field continues to make progress under the regulations of the Mexican Ministry of Energy (“SENER”). Talos expects that the National Hydrocarbon Commission (“CNH”) will make a determination in the coming weeks regarding the shared nature of the Zama reservoir between Block 7 and the adjacent block controlled by Petróleos Mexicanos (“Pemex”). This step should be followed by an instruction to unitize from SENER, triggering a defined period of negotiations with Pemex to finalize the Unit Agreement for the Zama field. Once the Unit Agreement is signed, the Zama Field Development Plan (“FDP”), which Talos is currently preparing, can be submitted to CNH for approval.

FIRST QUARTER 2020 RESULTS

Key Financial Highlights:

Period results ($ million):
Total Revenues(2)	$187.8
Net Income	$157.7
Net Income per diluted share	$2.69
Adjusted Net Income(1)	$15.6
Adjusted Earnings per diluted share(1)	$0.27
Adjusted EBITDA(1)	$147.6
Capital Expenditures (including Plug & Abandonment)	$73.2
Adjusted EBITDA Margin(1):
Adjusted EBITDA (% of Revenue - Operations)	81%
Adjusted EBITDA per Boe	$27.92

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Production, Realized Prices and Revenue

Production for the first quarter of 2020 was 5.3 MMBoe, with oil production accounting for 70% of the total. Oil price realizations, net of certain gathering, transportation, quality differentials and other costs, were $44.72 per barrel, before hedges. Figures include one month of impact from the Acquired Assets.

Three Months ended March 31, 2020
Production volumes
Oil production volume (MBbls)	3,726
Natural Gas production volume (MMcf)	7,042
NGL production volume (MBbls)	387
Total production volume (MBoe)	5,287
Average net daily production volumes
Oil (MBbl/d)	40.9
Natural Gas (MMcf/d)	77.4
NGL (MBbl/d)	4.3
Total average net daily (MBoe/d)	58.1
Average realized prices (excluding hedges)(3)
Oil ($/Bbl)	$44.72
Natural Gas ($/Mcf)	1.69
NGL ($/Bbl)	11.11
Average Realized Price ($/Boe)	$34.58
Average NYMEX prices
WTI ($/Bbl)	$45.34
Henry Hub ($/MMBtu)	$1.90
Revenues ($ million)
Oil	$166.6
Natural Gas	11.9
NGL	4.3

Revenue – Operations	$182.8
Other revenue	4.9

Total revenues	$187.8

	Three Months ended March 31, 2020
	Production	% Oil	% Liquids	% Operated
Average net daily production volumes by Core Area (MBoe/d)
Green Canyon Area	20.1	79%	87%	96%
Mississippi Canyon Area	22.3	79%	86%	75%
Shelf and Gulf Coast	15.7	47%	54%	78%
Total average net daily (MBoe/d)	58.1	70%	78%	83%

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Expenses

Total lease operating expenses (“LOE”), inclusive of workover and maintenance and insurance costs for the quarter were $58.2 million or $11.02/Boe. As reported, general and administrative expenses (“G&A”) for the quarter were $27.5 million, including $1.6 million of stock-based compensation and $7.8 million of transaction-related expenses. Excluding these non-cash and one-time expenses, G&A for the quarter was $18.1 million, or $3.42/Boe.

	Three Months ended March 31, 2020	Per Boe
Lease Operating Expenses	$58.2	$11.02
General & Administrative Expenses (excludes non-cash and transaction expenses)	$18.1	$3.42

Other Financial Metrics

Capital Expenditures & Asset Management Activities

Capital expenditures for the quarter were $73.2 million, inclusive of plugging & abandonment costs. Expenditures for the quarter included a $7.6 million seismic change in control payment related to the Company’s transaction with Stone Energy Corporation.

Three Months ended March 31, 2020
Capital Expenditures
U.S. Drilling & Completions	$36.3
Mexico Appraisal & Exploration	0.7
Asset Management	7.9
Seismic and G&G / Land / Capitalized G&A	22.0

Total Capital Expenditures	$66.9
Plugging & Abandonment	6.3

Total Capital Expenditures and Plugging & Abandonment	$73.2

Liquidity & Debt

As of March 31, 2020, Talos had a liquidity position of $593.4 million, including $486.4 million available under the Bank Credit Facility and approximately $107.0 million of cash. The Company also had approximately $1,108.6 million in total debt, inclusive of $75.5 million related to the HP-I finance lease. LTM Adjusted EBITDA(1) for the twelve month period ended March 31, 2020 was $668.1 million. Net Debt to LTM Adjusted EBITDA(1) ratio was 1.5x. Inclusive of eleven months of Acquired Assets contribution, Net Debt to Credit Facility LTM Adjusted EBITDA(1), as determined in accordance with the Company’s credit agreement, would have been 1.2x..

Footnotes:

(1)

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, Credit Facility LTM Adjusted EBITDA and Net Debt to LTM Adjusted EBITDA are non-GAAP financial measures. See “Supplemental Non-GAAP Information” below for additional detail and reconciliations of GAAP to non-GAAP measures.

(2)	Includes $4.9 million of federal royalty refund.
(3)	Average realized prices are net of certain gathering, transportation, quality differentials and other costs.
(4)	Includes all lease operating and workover and maintenance expenses.
(5)	Includes insurance costs.
(6)	Excludes non-cash stock based compensation.
(7)	Includes Plugging & Abandonment.
(8)	Excludes acquisitions.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

HEDGES

The following table reflects the current contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts, including contracts entered into following the end of the quarter:

	Instrument Type	Avg. Daily Volume	Weighted Avg. Swap Price	Weighted Avg. Put Price	Weighted Avg. Call Price
		(Bbls)	(Per Bbl)	(Per Bbl)	(Per Bbl)
Crude-WTI
April-December 2020	Swaps	32,324	$46.87	NA	NA
April-December 2020	Collars	5,000	NA	$50.00	$57.09
January-December 2021	Swaps	6,230	$42.76	NA	NA
January-December 2021	Collars	1,000	NA	$30.00	$40.00

Crude-LLS
January-December 2021	Swaps	1,000	$33.50	NA	NA

		(MMBtu)	(Per MMBtu)	(Per MMBtu)	(Per MMBtu)
Natural Gas-HH NYMEX
April-December 2020	Swaps	39,382	$2.27	NA	NA
January-December 2021	Swaps	30,000	$2.40	NA	NA
January-December 2021	Collars	5,000	NA	$2.50	$3.10

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host an earnings conference call, which will be broadcast live over the internet, tomorrow, Thursday, May 7, 2020 at 11:30 AM Eastern Time. Listeners can access the earnings conference call live over the Internet through a webcast link on the Company’s website at: https://www.talosenergy.com/investors. Alternatively, the conference call can be accessed by dialing 1-888-348-8927 (U.S. toll-free), 1-855-669-9657 (Canada toll-free) or 1-412-902-4263 (International). Please dial in approximately 10 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference through May 14, 2020 and can be accessed by dialing 1-877-344-7529 and using access code 10143385.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the U.S. Gulf of Mexico’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, to be filed with the SEC subsequent to the issuance of this communication.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$106,952	$87,022
Accounts receivable
Trade, net	81,027	107,842
Joint interest, net	32,894	16,552
Other	36,556	6,346
Assets from price risk management activities	192,553	8,393
Prepaid assets	50,273	65,877
Other current assets	2,046	1,952

Total current assets	502,301	293,984

Property and equipment:
Proved properties	4,538,100	4,066,260
Unproved properties, not subject to amortization	277,050	194,532
Other property and equipment	31,966	29,843

Total property and equipment	4,847,116	4,290,635
Accumulated depreciation, depletion and amortization	(2,158,566)	(2,065,023)

Total property and equipment, net	2,688,550	2,225,612

Other long-term assets:
Assets from price risk management activities	8,794	—
Other well equipment inventory	9,178	7,732
Operating lease assets	7,590	7,779
Other assets	21,774	54,375

Total assets	$3,238,187	$2,589,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,750	$71,357
Accrued liabilities	138,271	154,816
Accrued royalties	24,631	31,729
Current portion of asset retirement obligations	38,028	61,051
Liabilities from price risk management activities	4,286	19,476
Accrued interest payable	22,257	10,249
Current portion of operating lease liabilities	1,613	1,594
Other current liabilities	20,918	20,180

Total current liabilities	308,754	370,452

Long-term liabilities:
Long-term debt, net of discount and deferred financing costs	1,033,162	732,981
Asset retirement obligations	387,868	308,427
Liabilities from price risk management activities	1,898	511
Operating lease liabilities	19,138	17,239
Other long-term liabilities	92,470	81,595

Total liabilities	1,843,290	1,511,205

Commitments and contingencies (Note 11)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock $0.01 par value; 270,000,000 shares authorized; 65,342,273 and 54,197,004 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	652	542
Additional paid-in capital	1,504,903	1,346,142
Accumulated deficit	(110,658)	(268,407)

Total stockholders’ equity	1,394,897	1,078,277

Total liabilities and stockholders’ equity	$3,238,187	$2,589,482

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per common share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues:
Oil revenue	$166,624	$155,679
Natural gas revenue	11,898	14,447
NGL revenue	4,301	5,066
Other	4,941	3,521

Total revenue	187,764	178,713
Operating expenses:
Lease operating expense	58,241	67,959
Production taxes	249	582
Depreciation, depletion and amortization	93,543	64,587
Write-down of oil and natural gas properties	57	—
Accretion expense	12,417	9,607
General and administrative expense	27,469	17,609

Total operating expenses	191,976	160,344

Operating income	(4,212)	18,369
Interest expense	(25,850)	(25,218)
Price risk management activities income (expense)	243,217	(109,579)
Other income (expense)	(146)	433

Net income (loss) before income taxes	213,009	(115,995)
Income tax benefit (expense)	(55,260)	6,359

Net income (loss)	$157,749	$(109,636)

Net income (loss) per common share:
Basic	$2.71	$(2.02)
Diluted	$2.69	$(2.02)
Weighted average common shares outstanding:
Basic	58,240	54,156
Diluted	58,572	54,156

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$157,749	$(109,636)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, amortization and accretion expense	105,960	74,194
Write-down of oil and natural gas properties and other well inventory	190	—
Amortization of deferred financing costs and original issue discount	1,466	1,188
Equity based compensation, net of amounts capitalized	1,627	1,259
Price risk management activities expense (income)	(243,217)	109,579
Net cash received (paid) on settled derivative instruments	36,460	(3,019)
Settlement of asset retirement obligations	(6,302)	(3,945)
Changes in operating assets and liabilities:
Accounts receivable	(11,578)	2,305
Other current assets	18,467	11,370
Accounts payable	(18,547)	(8,284)
Other current liabilities	13,337	(25,933)
Other non-current assets and liabilities, net	54,620	(7,956)

Net cash provided by operating activities	110,232	41,122

Cash flows from investing activities:
Exploration, development and other capital expenditures	(83,588)	(102,396)
Cash (paid for) acquisitions, net of cash acquired	(293,095)	(32,916)

Net cash (used in) investing activities	(376,683)	(135,312)

Cash flows from financing activities:
Redemption of Senior Notes and other long-term debt	—	(109)
Proceeds from Bank Credit Facility	300,000	35,000
Repayment of Bank Credit Facility	—	(25,000)
Deferred financing costs	(1,285)	—
Other deferred payments	(7,575)	(6,575)
Payments of finance lease	(4,049)	(3,311)
Employee stock transactions	(710)	—

Net cash provided by financing activities	286,381	5

Net increase (decrease) in cash, cash equivalents and restricted cash	19,930	(94,185)
Cash, cash equivalents and restricted cash:
Balance, beginning of period	87,022	141,162

Balance, end of period	$106,952	$46,977

Supplemental Non-Cash Transactions:
Capital expenditures included in accounts payable and accrued liabilities	$66,712	$134,722
Supplemental Cash Flow Information:
Interest paid, net of amounts capitalized	$4,906	$4,614

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted Earnings per Share,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA excluding hedges,” “Adjusted EBITDA Margin,” “Adjusted EBITDA Margin excluding hedges,” “Free Cash Flow,” “Cash-Based G&A,” “Net Debt,” “LTM Adjusted EBITDA” and “Net Debt to LTM Adjusted EBITDA.” These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

“EBITDA” and “Adjusted EBITDA” are to provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP.

We define these as the following:

EBITDA. Net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash write-down of oil and natural gas properties, loss on debt extinguishment, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivatives, non-cash (gain) loss on sale of assets, non-cash write-down of other well equipment inventory and non-cash equity-based compensation expense.

We also present Adjusted EBITDA excluding hedges and as a percentage of revenue to further analyze our business, which are outlined below:

Adjusted EBITDA Margin. EBITDA divided by Revenue, as a percentage. It is also defined as Adjusted EBITDA divided by the total production volume, expressed in Boe, in the period, and described as dollar per Boe. We believe the presentation of Adjusted EBITDA Margin is important to provide management and investors with information about how much we retain in Adjusted EBITDA terms as compared to the revenue we generate and how much per barrel we generate after accounting for certain operational and corporate costs.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA Margins and Adjusted EBITDA Margins excluding hedges for each of the periods indicated (in thousands, except for Boe, $/Boe and percentage data):

($ thousands, except per Boe)	Three Months ended March 31, 2020	Three Months ended December 31, 2019	Three Months ended September 30, 2019	Three Months ended June 30, 2019
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$157,749	$304	$73,297	$94,764
Interest expense	25,850	24,574	23,123	24,932
Income tax expense (benefit)	55,260	(36,569)	790	5,997
Depreciation, depletion and amortization	93,543	97,413	88,125	95,806
Accretion expense	12,417	7,521	7,316	9,945

EBITDA	344,819	93,243	192,651	231,444
Write-down of oil and natural gas properties	57	(1,557)	1,417	12,361
Loss on debt extinguishment	—	132	—	—
Transaction related costs	7,758	4,111	146	710
Derivative fair value (gain) loss(1)	(243,217)	59,508	(43,760)	(29,990)
Net cash receipts (payments) on settled derivative instruments(1)	36,460	(1,618)	5,360	(9,543)
Non-cash gain on sale of assets	—	—	—	—
Non-cash write-down of other well equipment inventory	133	165	—	—
Non-cash equity-based compensation expense	1,627	1,800	1,944	1,961

Adjusted EBITDA	147,637	155,784	157,758	206,943
Net cash receipts (payments) on settled derivative instruments(1)	(36,460)	1,618	(5,360)	9,543

Adjusted EBITDA excluding hedges	111,177	157,402	152,398	216,486

Production and Revenue:
Boe(2)	5,287	4,966	4,843	5,369
Revenue - Operations	182,823	233,240	227,828	278,299
Adjusted EBITDA margin and Adjusted EBITDA excl hedges margin:
Adjusted EBITDA divided by Revenue - Operations (%)	81%	67%	69%	74%
Adjusted EBITDA per Boe(2)	$27.92	$31.37	$32.57	$38.54

(1)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA on a cash basis during the period the derivatives settled.

(2)

One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

Reconciliation of Adjusted EBITDA to Free Cash Flow

We believe the presentation of Free Cash Flow is important to provide investors with additional important information to evaluate our business. These measures are widely used by investors in the valuation, comparison, rating and investment recommendations of companies. Please see “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” above.

($ thousands, except per share amounts)	Three Months ended March 31, 2020
Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	147,637
Less: Capital Expenditures and Plugging & Abandonment	(73,200)
Less: Interest Expense	(25,850)

Free Cash Flow	48,587

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share

“Adjusted Net Income” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income. Net income (loss) plus accretion expense, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income divided by the number of common shares.

($ thousands, except per share amounts)	Three Months ended March 31, 2020
Reconciliation of Net Income to Adjusted Net Income:
Net Income	$157,749
Transaction related costs	7,758
Derivative fair value (gain) loss(1)	(243,217)
Net cash receipts (payments) on settled derivative instruments(1)	36,460
Non-cash income tax expense	55,260
Non-cash equity-based compensation expense	1,627

Adjusted Net Income	$15,637
Weighted average common shares outstanding at March 31, 2020:
Basic	58,240
Diluted	58,572
Net Income per common share (Loss Per Share):
Basic	$2.71
Diluted	$2.69
Adjusted Net Income per common share (Adjusted Earnings Per Share):
Basic	$0.27
Diluted	$0.27

(1)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income on a cash basis during the period the derivatives settled.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA and Credit Facility LTM Adjusted EBITDA

We believe the presentation of Net Debt, LTM Adjusted EBITDA, Credit Facility LTM Adjusted EBITDA, Net Debt to LTM Adjusted EBITDA and Net Debt to Credit Facility LTM Adjusted EBITDA is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies

Net Debt Total Debt principal of the Company plus the Finance Lease balance minus Cash.

Net Debt to LTM Adjusted EBITDA. Net Debt divided by the LTM Adjusted EBITDA.

Net Debt to Credit Facility LTM Adjusted EBITDA. Net Debt divided by the Credit Facility LTM Adjusted EBITDA.

Reconciliation of Net Debt ($ thousands) at March 31, 2020:
Debt principal	$1,033,162
Finance lease	75,486

Total Debt	1,108,648
Less: Cash and cash equivalent	(106,952)

Net Debt	$1,001,696

Calculation of LTM EBITDA:
Adjusted EBITDA for three months period ended June 30, 2019	$206,943
Adjusted EBITDA for three months period ended September 30, 2019	157,758
Adjusted EBITDA for three months period ended December 31, 2019	155,784
Adjusted EBITDA for three months period ended March 31, 2020	147,637

LTM Adjusted EBITDA	668,122
Acquired Assets Revenue Less Direct Operating Expenditures	184,362

Credit Facility LTM Adjusted EBITDA	$852,484
Reconciliation of Net Debt to LTM Adjusted EBITDA and Credit Facility LTM Adjusted EBITDA:
Net Debt / LTM Adjusted EBITDA	1.5
Net Debt / Credit Facility LTM Adjusted EBITDA	1.2

The Adjusted EBITDA information included in this communication provides additional relevant information to our investors and creditors. Talos needs to comply with a financial covenant included in its Bank Credit Facility that requires it to maintain a Net Debt to Credit Facility LTM Adjusted EBITDA ratio, as determined in accordance with the Company’s credit agreement, equal to or lower than 3.0x. For purposes of covenant compliance, Credit Facility LTM Adjusted EBITDA, with certain adjustments, is calculated as the sum of quarterly Adjusted EBITDA for the 12-month period ended on that quarter, inclusive of revenue less direct operating expenditures of the Acquired Assets for periods prior to closing of the Transaction.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002